UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

April 25, 2023
Date of Report (Date of earliest event reported)

CITIZENS HOLDING COMPANY
(Exact name of the registrant as specified in its charter)

Mississippi	001-15375	64-0666512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 Main Street, Philadelphia, Mississippi	39350
(Address of principal executive office)	(Zip Code)

(601) 656-4692
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.20 par value	CIZN	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retiring of Gregory L. McKee; Hiring of Stacy M. Brantley; Changes in Principal Executive Officer

On April 25, 2023, Gregory L. McKee retired as Chief Executive Officer (“CEO”) and President of Citizens Holding Company (“Citizens”) and the Nominating Committee of the Board of Directors of Citizens appointed Stacy M. Brantley as CEO and President of Citizens, effective April 25, 2023. Gregory L. McKee will remain a member of the Board of Directors of Citizens and its wholly-owned subsidiary, The Citizens Bank.

There are no family relationships between Mr. Brantley and any director or executive officer of Citizens. As of the date hereof, there are no transactions in which Citizens is a participant and in which Mr. Brantley, any member of his immediate family or businesses with which they are associated has a direct or indirect interest that would constitute a “related person” transaction under the regulations promulgated by the Securities and Exchange Commission.
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Item 9.01.         Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 104         Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS HOLDING COMPANY

BY:	/s/ Phillip R. Branch
Phillip R. Branch Chief Financial Officer

DATE: April 27, 2023